SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Defintive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12



                               IES INDUSTRIES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per  Exchange  Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
(3)      Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
- --------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
(5)      Total fee paid:
- --------------------------------------------------------------------------------


[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee



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         was paid  previously.  Identify  the  previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         $500,063
- --------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         PRELIMINARY PROXY MATERIALS of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY, JOINT PROXY STATEMENT of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY AND PROSPECTUS of WPL HOLDINGS, INC. and INTERSTATE POWER COMPANY, ON FORM S-4 FILE NO. 333-07931, and SUPPLEMENT TO JOINT PROXY STATEMENT and PROSPECTUS SUPPLEMENT, ON FORM S-4 amended by FORM S-4/A FILE NO. 333-10401
- --------------------------------------------------------------------------------

(3)      Filing Party:

         IES INDUSTRIES INC, WPL HOLDINGS, INC and INTERSTATE POWER COMPANY
- --------------------------------------------------------------------------------

(4)      Date Filed:
         JANUARY 18, 1996,  JULY 11,  1996,  AUGUST 19, 1996 and AUGUST
         22, 1996
- --------------------------------------------------------------------------------

[This letter was sent to IES shareholders on August 30]




                                                                August 30, 1996

Dear IES Shareholder:

     Because we believe that the enclosed information is extremely important to IES shareholders, we are sending it directly to you to eliminate any delays you may experience in receiving it from your broker or bank.

     The IES Annual Meeting is only a few days away.

     Remember:

     o With shareholder approval on September 5, the three-way IEC merger could be completed in the next eight to ten months. We believe any transaction with MidAmerican--if it ever occurs--could take 24 months to complete.

     o Based on WPLH's current dividend rate, it is anticipated that you will receive an initial cash dividend of at least $2.25 for each share of IES common stock that you now hold. On the other hand, to meet its promised dividend payout, MidAmerican could have to pay out more than it earns to write checks to shareholders. After its 1990 merger, MidAmerican had to cut its dividend by 26%.

     If you support the three-way merger, but have not yet voted, you must return a WHITE proxy voting FOR to ensure your vote is represented. Remember, since the approval of the merger requires the favorable vote by a majority of shares, a failure to vote or an abstention has the effect of a vote against the three-way merger.

     To protect your valuable IES investment, we urge you to return the WHITE proxy card today to your broker or bank. Since time is short, we have enclosed a prepaid Federal Express return envelope addressed to Georgeson & Company Inc. You may call Federal Express toll-free at 1-800- 238-5355 to arrange for a pickup. Georgeson will deliver your proxy to your bank or broker on your behalf.

     If you need any assistance in the last-minute voting of your shares, please call Georgeson & Company Inc., toll-free, at 1-800-223-2064.

                                           Sincerely,



                                           Lee Liu
                                           Chairman of the Board, President and
                                           Chief Executive Officer

[This letter was sent on August 30 to IES shareholders]








                                                                August 30, 1996

Dear IES Shareholder:

The IES Annual Meeting, at which you will vote on the three-way merger of IES, WPL Holdings and Interstate Power, is now only a few days away. Your vote on the merger, which is critical to the future of your investment, is very important, no matter how many shares you own. REMEMBER, SINCE THE APPROVAL OF THE MERGER REQUIRES THE FAVORABLE VOTE BY A MAJORITY OF SHARES, A FAILURE TO VOTE OR AN ABSTENTION HAS THE EFFECT OF A VOTE AGAINST THE THREE-WAY MERGER.

As you evaluate all of the information you have received from us regarding the three-way merger and the information you may have received from MidAmerican concerning their hostile proposal, we think there are three important questions you should consider:

WHO CAN DELIVER VALUE?
- ----------------------
Look at what MidAmerican and WPL Holdings have done in the past. Based on past performance, which stock would you like to own?

         Cumulative Return for Past Five Years
         -------------------------------------
         MidAmerican                     21%
         WPL Holdings                    60%

         Five Year Total Dividend Growth
         -------------------------------
         MidAmerican             -14.5%
         WPL Holdings             +7.8%

WHO CAN SUSTAIN VALUE?
- ----------------------
To compete in the coming era of deregulation, it is critical to be a low-cost supplier. MidAmerican has substantially higher cost than IES, WPL Holdings or IPC and a sales growth rate one-fourth to one-third that of the three-way merger partners. And their debt will be almost 60% of capital, making it much more costly for them to invest in necessary infrastructure and new business development.

         Annual Sales Growth Rate 1991-1995
         ----------------------------------
         MidAmerican           1.1%
         IPC                   3.0%
         WPL Holdings          3.5%
         IES                   4.4%

         Average Industrial Customer Charge Per KWH
         ------------------------------------------
         MidAmerican           4.04   cents per Kwh
         IES                   3.88
         IPC                   3.72
         WPL Holdings          3.63

         Pro Forma Debt Ratios (as of 6/30/96)
         -------------------------------------
         MidAmerican           59%
         Three-Way Merger      49%

CAN MIDAMERICAN GET ANTITRUST CLEARANCE?
- ---------------------------------------
MidAmerican has put forth nothing more than a proposal which, we believe, may never be completed. Consider that a MidAmerican--IES combination would control 85% of the Iowa retail energy market. Regulators, who must consider the anti-competitive effects of the deals they review, have raised major issues with other utility mergers.

MidAmerican's proposal has not been submitted for antitrust review by the Department of Justice and the Federal Trade Commission. In contrast, the three-way IEC merger has already passed antitrust review at the Department of Justice. And IES filed with the Federal Energy Regulatory Commission ("FERC") on March 1, almost six months ago.

We believe any MidAmerican merger--if it ever occurred--could take at least 24 months to complete.

WE THINK THE ANSWERS ARE CLEAR. THE BEST OPPORTUNITY FOR IES SHAREHOLDERS IS THE THREE-WAY MERGER. VOTE "YES" FOR THE THREE-WAY MERGER.

REMEMBER: A "No" vote for the three-way merger means no deal at all. A "No" vote is not a vote for a MidAmerican merger. MidAmerican itself has said: "EVEN IF THE PROPOSED WISCONSIN [three-way merger] TRANSACTION IS NOT APPROVED, A MERGER AGREEMENT BETWEEN MIDAMERICAN AND IES MAY NOT BE ENTERED INTO. IF SUCH A MERGER AGREEMENT IS ENTERED INTO, THE TERMS OF SUCH AGREEMENT MAY VARY SUBSTANTIALLY FROM THE TERMS OF THE MIDAMERICAN PROPOSED TRANSACTION DESCRIBED HEREIN."


If you have any questions about the last-minute voting of your shares, please call our proxy solicitor, Georgeson & Company Inc., toll-free at 1-800-223-2064.

Thank you for your support.

                                           Sincerely,




                                           Lee Liu
                                           Chairman of the Board, President and
                                           Chief Executive Officer

[This letter was sent to IES shareholders on August 30]

                                                                August 30, 1996

Dear IES Shareholder:

The IES Annual Meeting, at which you will vote on the three-way merger of IES, WPL Holdings and Interstate Power, is now only a few days away. Your vote on the merger, which is critical to the future of your investment, is very important, no matter how many shares you own. REMEMBER, SINCE THE APPROVAL OF THE MERGER REQUIRES THE FAVORABLE VOTE BY A MAJORITY OF SHARES, A FAILURE TO VOTE OR AN ABSTENTION HAS THE EFFECT OF A VOTE AGAINST THE THREE-WAY MERGER. Since time is short, we have established a method to vote by a toll-free telephone call. Please follow the simple instructions at the end of this letter.

As you evaluate all of the information you have received from us regarding the three-way merger and the information you may have received from MidAmerican concerning their hostile proposal, we think there are three important questions you should consider:

o WHO CAN DELIVER VALUE?
Look at what MidAmerican and WPL Holdings have done in the past. Based on past performance, which stock would you like to own?

         CUMULATIVE RETURN FOR PAST FIVE YEARS:
         MidAmerican               21%
         WPL Holdings              60%

         FIVE YEAR TOTAL DIVIDEND GROWTH:
         MidAmerican              -14.5%
         WPL Holdings              +7.8%

o WHO CAN SUSTAIN VALUE?
To compete in the coming era of deregulation, it is critical to be a low-cost supplier. MidAmerican has substantially higher cost than IES, WPL Holdings or IPC and a sales growth rate one-fourth to one-third that of the three-way merger partners. And their debt will be almost 60% of capital, making it much more costly for them to invest in necessary infrastructure and new business development.

         ANNUAL SALES GROWTH RATE 1991-1995:
         MidAmerican                1.1%
         IPC                        3.0%
         WPL Holdings               3.5%
         IES                        4.4%

         AVERAGE INDUSTRIAL CUSTOMER CHARGE PER KWH:
         MidAmerican            4.04   cents per Kwh
         IES                    3.88
         IPC                    3.72
         WPL Holdings           3.63

         PRO FORMA DEBT RATIOS (AS OF 6/30/96)
         MidAmerican                  59%
         Three-Way Merger             49%

o CAN MIDAMERICAN GET ANTITRUST CLEARANCE?
MidAmerican has put forth nothing more than a proposal which, we believe, may never be completed. Consider that a MidAmerican--IES combination would control 85% of the Iowa retail energy market. Regulators, who must consider the anti-competitive effects of the deals they review have raised major issues with other utility mergers.

MidAmerican's proposal has not been submitted for antitrust review by the Department of Justice and the Federal Trade Commission. In contrast, the three-way IEC merger has already passed antitrust review at the Department of Justice. And IES filed with the Federal Energy Regulatory Commission ("FERC") on March 1, almost six months ago.

We believe any MidAmerican merger--if it ever occurred-- could take at least 24 months to complete.


WE THINK THE ANSWERS ARE CLEAR. THE BEST OPPORTUNITY FOR IES SHAREHOLDERS IS THE THREE-WAY MERGER. VOTE "YES" FOR THE THREE-WAY MERGER.

REMEMBER: A "No" vote for the three-way merger means no deal at all. A "No" vote is not a vote for a MidAmerican merger. MidAmerican itself has said: "EVEN IF THE PROPOSED WISCONSIN [three-way merger] TRANSACTION IS NOT APPROVED, A MERGER AGREEMENT BETWEEN MIDAMERICAN AND IES MAY NOT BE ENTERED INTO. IF SUCH A MERGER AGREEMENT IS ENTERED INTO, THE TERMS OF SUCH AGREEMENT MAY VARY SUBSTANTIALLY FROM THE TERMS OF THE MIDAMERICAN PROPOSED TRANSACTION DESCRIBED HEREIN."

If you have any questions about the last-minute voting of your shares, please call our proxy solicitor, Georgeson & Company Inc., toll-free at 1-800-223-2064.

Thank you for your support.

                                         Sincerely,


                                         Lee Liu
                                         Chairman of the Board, President amd
                                         Chief Executive Officer
                                         IES INDUSTRIES INC.

                      [INSTRUCTIONS AND TEXT OF PROXY CARD]

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